NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Second Quarter 2019 Results

•	Revenue of $904 million compared to $915 million in the prior year quarter, as acquisitions partially offset soft demand conditions and unfavorable foreign exchange

•	GAAP EPS of $0.54 compared to $0.64 in the prior year quarter, primarily related to earn-out adjustments associated with previous acquisitions

•	Adjusted EPS of $0.74 reaches the high end of the range provided in the Company’s June 10th announcement on improved second quarter outlook

•	Increases full-year adjusted EPS growth expectations to 4-6%

CLEVELAND - July 25, 2019 - PolyOne Corporation (NYSE: POL) today reported its second quarter results for 2019. Consolidated revenue for the second quarter was $904 million, 1% below the second quarter of the prior year as growth from acquisitions of 3.5% partially offset a 3.0% reduction in organic sales and a 1.5% reduction due to unfavorable foreign exchange.

GAAP earnings per share were $0.54 in the second quarter of 2019, including earnout adjustments associated with previous acquisitions, and compares to $0.64 in the second quarter of 2018. Adjusted earnings per share were $0.74 in the second quarter of 2019 compared to $0.71 for the second quarter of 2018.

“We finished the quarter at the high end of the range we communicated when we raised our outlook in early June,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, PolyOne Corporation. “Sequentially, margins expanded in all segments when compared to the first quarter of 2019, and this helped us offset much of the weakness we continue to experience in certain end markets and regions as well as unfavorable exchange.”

Mr. Patterson continued, “Compared to the prior year second quarter, our Specialty Engineered Materials (SEM) segment led our performance with a 22% increase in operating income. I am very pleased with the investments we have made in composites and wire and cable applications, which helped drive this growth. This has been a significant area of focus for us as we build out a portfolio of more specialized materials and solutions in this segment.”

“I am also pleased with the expansion of our sustainable solutions portfolio which is up 7% year-to-date versus last year,” added Mr. Patterson. “These products are focused on reducing carbon footprint with lighter weight materials, increasing the recyclability of packaging and reducing water usage to name a few.”

The company noted continued weakness in automotive demand in Europe and China, which impacted its SEM and Color Additives and Inks segments. While the company did experience modest improvement in North America construction demand versus previous expectations for the second quarter, sales into this end market remained below 2018 levels.

Commenting on the company’s near-term outlook, Mr. Patterson said, “We believe the current market challenges will continue into the second half of 2019. Despite this, we have momentum from our composites investments, and we are realizing margin expansion from improved mix, pricing and cost reductions. Assuming we continue to capitalize on these efforts and experience no further decline in demand, we expect to deliver adjusted EPS growth of 4-6% for the full year. This is better than anticipated following our first quarter results.”

“Longer term, we will continue to invest in our people, innovation and strengthening our portfolio,” Mr. Patterson continued. “Innovation is the lifeblood of a specialty company, and our ongoing growth of composites and sustainable solutions are examples of how we’re positioning PolyOne to serve our customers and deliver value to our many stakeholders well into the future,” Mr. Patterson said.

Conference Call

The company will conduct a conference call at 8:00 a.m. Eastern Time on July 25, 2019. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 7974277. A simultaneous webcast of the call will be accessible via the company’s website at www.polyone.com/investor.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on July 25, 2019. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 7974277.

About PolyOne
PolyOne Corporation (NYSE: POL), with 2018 revenues of $3.5 billion, is a premier provider of specialized polymer materials, services and solutions. The company adds value to global customers and improves sustainability through formulating materials, such as:

•	Barrier technologies that preserve the shelf-life and quality of food, beverages, medicine and other perishable goods through high-performance materials that require less plastic

•	Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation

•	Breakthrough technologies that minimize wastewater and improve the recyclability of materials and packaging across a spectrum of end uses

PolyOne employs approximately 6,900 associates, is certified ACC Responsible Care® and Great Place to Work®, and is a founding member of the Alliance to End Plastic Waste. For more information, visit www.polyone.com

# # #

To access PolyOne’s news library online, please visit www.polyone.com/news.

Investor Relations Contact:
Joe Di Salvo
Vice President, Treasurer and Investor Relations
PolyOne Corporation
+1 440-930-1921
giuseppe.disalvo@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to identify and evaluate acquisition targets and consummate and integrate acquisitions; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; an ability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to acquisition and integration, working capital reductions, costs reductions and employee productivity goals; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Sales	$903.8	$914.8	$1,803.7	$1,816.4
Operating income	71.6	77.4	139.9	156.2
Net income from continuing operations attributable to PolyOne shareholders	42.1	51.6	80.3	99.3
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.54	$0.65	$1.04	$1.24
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.54	$0.64	$1.03	$1.23

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

With respect to our forecasted results for full-year 2019 adjusted EPS, the Company does not provide a reconciliation of this forward-looking non-GAAP financial measure because it is not possible for the Company to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition-related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$42.1	$0.54	$51.6	$0.64
Special items, after tax (Attachment 3)	15.2	0.20	5.9	0.07
Adjusted net income / EPS - excluding special items	$57.3	$0.74	$57.5	$0.71

	Six Months Ended June 30, 2019		Six Months Ended June 30, 2018
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$80.3	$1.03	$99.3	$1.23
Special items, after tax (Attachment 3)	26.7	0.34	13.3	0.16
Adjusted net income / EPS - excluding special items	$107.0	$1.37	$112.6	$1.39

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Sales	$903.8	$914.8	$1,803.7	$1,816.4
Cost of sales	698.3	718.3	1,401.9	1,421.4
Gross margin	205.5	196.5	401.8	395.0
Selling and administrative expense	133.9	119.1	261.9	238.8
Operating income	71.6	77.4	139.9	156.2
Interest expense, net	(16.2)	(16.1)	(32.1)	(31.6)
Debt extinguishment costs	—	(0.1)	—	(0.1)
Other income, net	0.8	0.4	1.0	1.5
Income from continuing operations before income taxes	56.2	61.6	108.8	126.0
Income tax expense	(14.1)	(10.1)	(28.4)	(26.8)
Net income from continuing operations	42.1	51.5	80.4	99.2
Loss from discontinued operations, net of income taxes	—	(0.3)	—	(1.1)
Net income	$42.1	$51.2	$80.4	$98.1
Net loss (income) attributable to noncontrolling interests	—	0.1	(0.1)	0.1
Net income attributable to PolyOne common shareholders	$42.1	$51.3	$80.3	$98.2

Earnings (loss) per common share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.54	$0.65	$1.04	$1.24
Discontinued operations	—	(0.01)	—	(0.02)
Total	$0.54	$0.64	$1.04	$1.22
Earnings (loss) per common share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.54	$0.64	$1.03	$1.23
Discontinued operations	—	(0.01)	—	(0.02)
Total	$0.54	$0.63	$1.03	$1.21

Weighted-average shares used to compute earnings per common share:
Basic	77.3	79.9	77.5	80.2
Diluted	77.7	80.8	78.0	81.0

Cash dividends declared per share of common stock	$0.195	$0.175	$0.390	$0.350

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cost of sales:
Restructuring costs	$0.2	$(0.2)	$0.3	$(0.4)
Environmental remediation costs	(1.9)	(8.7)	(4.0)	(11.8)
Reimbursement of previously incurred environmental costs	—	1.6	—	2.3
Acquisition related costs	—	(0.7)	(2.0)	(1.8)
Impact on cost of sales	(1.7)	(8.0)	(5.7)	(11.7)

Selling and administrative expense:
Restructuring, legal and other	(6.9)	(5.8)	(13.4)	(10.7)
Acquisition earn-out adjustments	(10.7)	—	(10.7)	—
Acquisition related costs	(0.1)	(1.2)	(2.7)	(2.0)
Impact on selling and administrative expense	(17.7)	(7.0)	(26.8)	(12.7)

Impact on operating income	(19.4)	(15.0)	(32.5)	(24.4)

Debt extinguishment costs	—	(0.1)	—	(0.1)
Other income, net	0.2	0.1	0.3	0.2
Impact on income from continuing operations before income taxes	(19.2)	(15.0)	(32.2)	(24.3)
Income tax benefit on above special items	4.6	3.9	7.9	6.3
Tax adjustments(2)	(0.6)	5.2	(2.4)	4.7
Impact of special items on net income from continuing operations attributable to PolyOne Shareholders	$(15.2)	$(5.9)	$(26.7)	$(13.3)

Diluted earnings per common share impact	$(0.20)	$(0.07)	$(0.34)	$(0.16)

Weighted average shares used to compute adjusted earnings per share:
Diluted	77.7	80.8	78.0	81.0

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$125.5	$170.9
Accounts receivable, net	473.8	413.4
Inventories, net	353.3	344.7
Other current assets	67.2	69.8
Total current assets	1,019.8	998.8
Property, net	498.5	495.4
Goodwill	696.9	650.3
Intangible assets, net	485.7	423.4
Operating lease assets, net	73.7	—
Other non-current assets	156.0	155.4
Total assets	$2,930.6	$2,723.3

Liabilities and Equity
Current liabilities:
Short-term and current portion of long-term debt	$18.7	$19.4
Accounts payable	398.0	399.0
Current operating lease obligations	23.1	—
Accrued expenses and other current liabilities	167.5	139.2
Total current liabilities	607.3	557.6
Non-current liabilities:
Long-term debt	1,392.5	1,336.2
Pension and other post-retirement benefits	53.8	54.3
Non-current operating lease obligations	50.6	—
Other non-current liabilities	255.3	234.6
Total non-current liabilities	1,752.2	1,625.1
Equity:
PolyOne shareholders’ equity	570.4	540.0
Noncontrolling interests	0.7	0.6
Total equity	571.1	540.6
Total liabilities and equity	$2,930.6	$2,723.3

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2019	2018
Operating Activities
Net income	$80.4	$98.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46.9	45.0
Debt extinguishment costs	—	0.1
Share-based compensation expense	5.7	5.5
Change in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(46.1)	(87.0)
Decrease in inventories	9.6	15.5
(Decrease) increase in accounts payable	(8.2)	34.0
Decrease in pension and other post-retirement benefits	(4.0)	(5.0)
Increase in accrued expenses and other assets and liabilities, net	15.1	2.7
Net cash provided by operating activities	99.4	108.9
Investing Activities
Capital expenditures	(26.5)	(31.5)
Business acquisitions, net of cash acquired	(119.6)	(98.6)
Sale of and proceeds from other assets	3.9	—
Net cash used by investing activities	(142.2)	(130.1)
Financing Activities
Borrowings under credit facilities	607.4	552.8
Repayments under credit facilities	(548.9)	(535.9)
Purchase of common shares for treasury	(26.9)	(45.3)
Cash dividends paid	(30.7)	(28.2)
Repayment of long-term debt	(3.3)	(3.3)
Payments of withholding tax on share awards	(1.9)	(2.4)
Debt financing costs	(0.2)	(0.5)
Net cash used by financing activities	(4.5)	(62.8)
Effect of exchange rate changes on cash	1.9	(1.0)
Decrease in cash and cash equivalents	(45.4)	(85.0)
Cash and cash equivalents at beginning of period	170.9	243.6
Cash and cash equivalents at end of period	$125.5	$158.6

Attachment 6
PolyOne Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Sales:
Color, Additives and Inks	$267.5	$273.7	$530.8	$544.6
Specialty Engineered Materials	195.3	165.5	385.2	328.6
Performance Products and Solutions	174.9	191.9	344.7	382.9
Distribution	306.6	323.3	623.9	638.8
Corporate and eliminations	(40.5)	(39.6)	(80.9)	(78.5)
Sales	$903.8	$914.8	$1,803.7	$1,816.4

Gross margin:
Color, Additives and Inks	$91.3	$94.3	$180.8	$186.5
Specialty Engineered Materials	54.0	45.6	104.4	90.4
Performance Products and Solutions	31.2	34.1	59.1	68.7
Distribution	34.2	32.1	68.4	63.8
Corporate and eliminations	(5.2)	(9.6)	(10.9)	(14.4)
Gross margin	$205.5	$196.5	$401.8	$395.0

Selling and administrative expense:
Color, Additives and Inks	$49.0	$49.0	$99.0	$99.1
Specialty Engineered Materials	28.3	24.5	57.4	49.2
Performance Products and Solutions	11.7	11.5	24.4	23.4
Distribution	14.1	13.4	28.8	26.9
Corporate and eliminations	30.8	20.7	52.3	40.2
Selling and administrative expense	$133.9	$119.1	$261.9	$238.8

Operating income:
Color, Additives and Inks	$42.3	$45.3	$81.8	$87.4
Specialty Engineered Materials	25.7	21.1	47.0	41.2
Performance Products and Solutions	19.5	22.6	34.7	45.3
Distribution	20.1	18.7	39.6	36.9
Corporate and eliminations	(36.0)	(30.3)	(63.2)	(54.6)
Operating income	$71.6	$77.4	$139.9	$156.2

Attachment 7
PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to Consolidated Statements of Income	2019	2018	2019	2018

Sales	$903.8	$914.8	$1,803.7	$1,816.4

Gross margin - GAAP	205.5	196.5	401.8	395.0
Special items in gross margin (Attachment 3)	1.7	8.0	5.7	11.7
Adjusted Gross margin	$207.2	$204.5	$407.5	$406.7

Adjusted Gross margin as a percent of sales	22.9%	22.4%	22.6%	22.4%

Operating income - GAAP	71.6	77.4	139.9	156.2
Special items in operating income (Attachment 3)	19.4	15.0	32.5	24.4
Adjusted Operating income	$91.0	$92.4	$172.4	$180.6

Adjusted Operating income as a percent of sales	10.1%	10.1%	9.6%	9.9%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended June 30, 2019			Three Months Ended June 30, 2018
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$56.2	$19.2	$75.4	$61.6	$15.0	$76.6

Income tax expense - GAAP	(14.1)	—	(14.1)	(10.1)	—	(10.1)
Income tax impact of special items (Attachment 3)	—	(4.6)	(4.6)	—	(3.9)	(3.9)
Tax adjustments (Attachment 3)	—	0.6	0.6	—	(5.2)	(5.2)
Income tax expense	$(14.1)	$(4.0)	$(18.1)	$(10.1)	$(9.1)	$(19.2)

Effective Tax Rate	25.1%		24.0%	16.4%		25.1%

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$108.8	$32.2	$141.0	$126.0	$24.3	$150.3

Income tax expense - GAAP	(28.4)	—	(28.4)	(26.8)	—	(26.8)
Income tax impact of special items (Attachment 3)	—	(7.9)	(7.9)	—	(6.3)	(6.3)
Tax adjustments (Attachment 3)	—	2.4	2.4	—	(4.7)	(4.7)
Income tax expense	$(28.4)	$(5.5)	$(33.9)	$(26.8)	$(11.0)	$(37.8)

Effective Tax Rate	26.1%		24.0%	21.3%		25.1%